Exhibit 23.1

Child, Van Wagoner & Bradshaw, PLLC
A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107                                              PHONE: (801) 281-4700 FAX: (801) 281-4701

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report of Thorium Power Ltd. on Form 8-K of our report dated April 5, 2006 on the financial statements of Thorium Power, Inc. appearing in Item 9.01 of the Current Report.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
October 10, 2006